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EXHIBIT 10.43

                               SECOND AMENDMENT TO
               FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT

      This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED MASTER CREDIT AGREEMENT (the "Second Amendment") is made as of this 12th day of June, 1998 by and among BANKBOSTON, N.A. (successor by merger to Bank of Boston Connecticut), a national banking association, with an office located at 100 Pearl Street, Hartford, Connecticut 06103 ("Bank"); GREENSTEEL, INC., a Delaware corporation, with its chief executive office located at 29 Laing Avenue, Dixonville, Pennsylvania 15734-0335 ("Borrower") and, to the extent of Section 4 hereof, POLYVISION CORPORATION, a New York corporation, having its chief executive office located at 48-62 36th Street, Long Island City, New York 11101 ("Guarantor").

                              W I T N E S S E T H:

      WHEREAS, Bank of Boston Connecticut, Borrower and Guarantor entered into a certain First Amended and Restated Master Credit Agreement dated as of the 23rd day of July, 1997 (the "Agreement") whereby Bank of Boston Connecticut agreed to extend certain credit facilities to Borrower and make loans, advances and other extensions of credit thereunder; and

      WHEREAS, Borrower is a wholly-owned subsidiary of Guarantor, and Guarantor agreed to guarantee the obligations of Borrower to Bank of Boston Connecticut under the Agreement; and

      WHEREAS, BankBoston, N.A. has succeeded to all of the rights and obligations of Bank of Boston Connecticut under the Agreement as a result of the merger of Bank of Boston Connecticut with and into BankBoston, N.A.; and

      WHEREAS, Bank, Borrower and Guarantor amended the Agreement pursuant to a certain First Amendment to First Amended and Restated Master Credit Agreement dated as of January ___, 1998 (the "First Amendment"); and

      WHEREAS, Bank, Borrower and Guarantor desire to further amend the Agreement in certain respects; and

      WHEREAS, Section 13.10. of the Agreement provides that no modification or amendment of the Agreement shall be effective unless the same shall be in writing and signed by the parties thereto;

      NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank, Borrower and Guarantor agree as follows:

      1. Amendment of Agreement. Bank, Borrower and Guarantor hereby agree to amend the Agreement as follows:

            (a) Section 1.24. of the Agreement, entitled "Commitment Amount," is hereby amended to read as follows:

      Section 1.24. "Commitment Amount" means the aggregate principal amount of FOUR MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($4,250,000.00) or any lesser amount, including zero (0), resulting from a reduction or termination of such amount in accordance with Section 2.1.5. or Section 12.1.

            (b) Section 1.102 of the Agreement, entitled "Revolving Credit Note", is hereby amended to read as follows:


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      Section 1.102. "Revolving Credit Note" means that certain $4,250.000
      Second Substitute Revolving Credit Note dated June 12, 1998, executed by Borrower in substitution for that certain $3,800,000 Revolving Credit Note dated July 23, 1997, which theretofore evidenced Revolving Loans.

            (c) Section 1.32. of the Agreement, entitled "Disqualified Accounts Receivable," is hereby amended to read as follows:

      Section 1.32. "Disqualified Accounts Receivable" means:

            a. An Account Receivable which does not arise out of a bona fide sale of goods or rendering of services of the kind sold or rendered by Borrower in the ordinary course of its business; or

            b. An Account Receivable which remains unpaid for more than ninety
      (90) days after the invoice date or sixty (60) days after the due date unless such Account Receivable is an Eligible Progress Billing; or

            c. An Account Receivable (other than an Account Receivable which is an Eligible Progress Billing) owing by an Account Debtor if twenty percent (20%) or more of the dollar value of all Accounts Receivable (exclusive of Eligible Progress Billings) owed by such Account Debtor remain unpaid for more than sixty (60) days after the due date; or

            d. An Account Receivable with respect to which the Account Debtor is a director, officer, employee or agent of Borrower or is a Subsidiary or an Affiliate of Borrower; or

            e. An Account Receivable with respect to which any covenant, representation or warranty set forth in this Agreement has been breached; or

            f. An Account Receivable with respect to which the Account Debtor has commenced a voluntary case in bankruptcy, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the Account Debtor in an involuntary case in bankruptcy, or if any petition or other application for relief in bankruptcy has been filed against the Account Debtor, or if the Account Debtor has failed, ceased business operations, become insolvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or all or substantially all of its properties or assets; or

            g. An Account Receivable (other than an Account Receivable which is an Eligible Progress Billing) with respect to which the goods giving rise thereto have not been shipped by the Account Debtor or the services giving rise thereto have not been performed by Borrower and accepted by the Account Debtor or if the Account Receivable does not otherwise represent a final sale; or

            h. An Account Receivable owing by a single Account Debtor located outside of the United States of America, Canada or Puerto Rico unless such Account Receivable is a Secured Foreign Receivable or an Insured Foreign Receivable; or

            i. An Account Receivable with respect to which the sale giving rise thereto is on a bill-and-hold, sale-and-return, sale on approval, consignment or other repurchase or return basis; or

            j. An Account Receivable with respect to which the Account Debtor is the United States of America or any department, agency or office thereof unless Borrower assigns its right to payment of such Account Receivable to Bank in accordance with the Federal Assignment of


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      Claims Act of 1940 or Bank otherwise consents in writing to the inclusion thereof in the Borrowing Base; or

            k. An Account Receivable (other than an Account Receivable which is an Eligible Progress Billing) to the extent that the Account Debtor has paid or advanced to Borrower any deposit or other advance in respect of the payment thereof; or

            l. An Account Receivable to the extent that the Account Debtor has earned or accrued, or is due, any rebate, credit or other allowance by Borrower; or

            m. An Account Receivable to the extent of any amounts owed by Borrower to such Account Debtor; or

            n. An Account Receivable in which Bank does not possess a valid and perfected first priority security interest; or

            o. An Account Receivable owing by an Account Debtor located in a jurisdiction in which Borrower has not complied with any laws, if the result of such non-compliance might be to restrict Borrower's ability to collect such Account Receivable; or

            p. An Account Receivable which Bank, in its reasonable credit judgment, excludes from the calculation of the Borrowing Base under
      Section 2.1.4. hereof.

            (d) The following is hereby inserted as a new Section 1.37.A. of the Agreement, entitled "Eligible Progress Billing:"

      Section 1.37.A. "Eligible Progress Billing" means an Account Receivable which represents a scheduled billing under the terms of a valid contract for goods sold or services rendered by Borrower in respect of interim or partial performance under such contract and with respect to which the Account Debtor thereof has not terminated or threatened to terminate such contract or withheld or threatened to withhold payment thereunder.

            (e) Section 1.109. of the Agreement, entitled "Security Value of Accounts Receivable" is hereby amended to read as follows:

      Section 1.109. "Security Value of Accounts Receivable" means, as of any date as of which the amount thereof shall be determined, an amount equal to (x) eighty-five percent (85%) (or such lesser percentage as Bank may determine in its reasonable credit judgment) of the Eligible Accounts Receivable (other than Accounts Receivable which are Eligible Progress Billings) of Borrower as of the date of determination plus (y) the lesser of (a) twenty-five percent (25%) (or such lesser percentage as Bank may determine in its reasonable credit judgment) of Eligible Progress Billings as of such date, or (b) FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00).

            (f) Section 9.1. of the Agreement, entitled "Current Ratio", is hereby amended to read as follows:

      Section 9.1. Current Ratio. The ratio of Borrower's Consolidated Current Assets to its Consolidated Current liabilities shall not be less than 1.5 to 1.0 as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending April 30, 1998.

            (g) Section 9.4. of the Agreement, entitled "Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio," is hereby amended to read as follows:

      Section 9.4. Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio. The ratio of Borrower's Consolidated Total Liabilities to its Consolidated Tangible Net Worth shall not be


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      greater than 1.5 to 1.0 as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending April 30, 1998.

            (h) Exhibit A to the Agreement is hereby deleted and Exhibit A to this Second Amendment is hereby substituted in lieu thereof.

      2. Effect of Amendment. Bank, Borrower and Guarantor hereby acknowledge and agree that except as provided in this Second Amendment, the Agreement (as amended by the First Amendment), the Notes (as such term is defined in the Agreement and as amended by replacement of the $3,800,000 Revolving Credit Note by the $4,250,000 Second Substitute Revolving Credit Note) and the Other Documents (as such term is defined in the Agreement and as amended by Second Amendment to Open-End Mortgage Deed and Security Agreement of even date herewith) remain in full force and effect and have not been modified or amended in any respect, it being the intention of Bank, Borrower and Guarantor that this Second Amendment and the Agreement (as amended by the First Amendment) be read, construed and interpreted as one and the same instrument.

      3. Confirmation of Agreements. Bank, Borrower and Guarantor hereby acknowledge and agree that, except as provided in this Second Amendment, the Agreement (as amended by the First Amendment), the Notes and the Other Documents, and the grant of the liens, security interests and other encumbrances thereunder, and their agreements, covenants, obligations, representations and warranties thereunder and therein, are hereby expressly ratified, confirmed and restated as of the date hereof.

      4. Capitalized Terms. All capitalized terms not otherwise defined in this Second Amendment shall have the meanings ascribed to such terms in the Agreement (as amended by the First Amendment.)

      5. Benefit. This Second Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

      6. Amendments. This Second Amendment shall be modified only in writing, executed by all parties hereto.


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      IN WITNESS WHEREOF, Bank, Borrower and Guarantor have executed this Second
Amendment as of the date first above written.

                                    BANKBOSTON, N.A. (successor by
                                    merger to Bank of Boston Connecticut)

                                    By: /s/ Roger Roach
                                       ------------------------------------
                                       Name: Roger Roach
                                       Title:

                                    GREENSTEEL, INC.


                                    By:  /s/Joseph A. Menniti
                                       ------------------------------------
                                       Name:  Joseph A. Menniti
                                       Title:  President

                                    POLYVISION CORPORATION

                                    By:  /s/Joseph A. Menniti
                                       ------------------------------------
                                       Name:  Joseph A. Menniti
                                       Title:  Chief Executive Officer